AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 2003.
                                                    REGISTRATION NO.
                                                                     -----------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ENTERTAINMENT PROPERTIES TRUST

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                     Maryland                          43-1790877
         (State or Other Jurisdiction of            (I.R.S. Employer
          Incorporation or Organization           Identification No.)

                         30 W. Pershing Road, Suite 201
                           Kansas City, Missouri 64108
                                 (816) 472-1700

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            GREGORY K. SILVERS, ESQ.
                   VICE PRESIDENT, SECRETARY, GENERAL COUNSEL
                          AND CHIEF DEVELOPMENT OFFICER
                         ENTERTAINMENT PROPERTIES TRUST
                         30 W. PERSHING ROAD, SUITE 201
                           KANSAS CITY, MISSOURI 64108
                                 (816) 472-1700

            (Name, address, including zip code, and telephone number,
                  including area code, of agent for service).

                                 with a copy to:
                                Marc Salle, Esq.
                        Sonnenschein Nath & Rosenthal LLP
                          4520 Main Street, Suite 1100
                           Kansas City, Missouri 64111
                                 (816) 460-2555

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement pursuant to Rule 415.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-87242

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed Maximum       Proposed Maximum
  Title of Securities         Amount to be         Offering Price Per     Aggregate Offering          Amount of
    To be Registered         Registered (2)           Security (2)             Price(2)           Registration Fee
                                                                                                       (3)(4)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common shares of
beneficial interest,
preferred shares of
beneficial interest,           $81,000,000                100%                $81,000,000             $7,302.15
warrants and debt
securities(4)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Includes an indeterminate amount and number of common shares, preferred shares, warrants and debt securities as may be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $81,000,000 plus such indeterminate amount and number of common shares as may be issued upon exercise of warrants or upon conversion of any preferred shares or debt securities issued hereunder, plus an indeterminate amount and number of debt securities and/or preferred shares that may be issued upon exercise of warrants, plus an indeterminate amount and number of preferred shares that may be issued upon conversion of debt securities. Includes, in the case of securities issued at an original issue discount, such greater principal amount as shall result in an aggregate public offering price not exceeding $81,000,000.

(2) Includes securities registered under the issuer's registration statement on Form S-3, as amended (File Number 333-87242) in the aggregate maximum offering amount of $67,500,000 remaining unsold under that registration statement, plus $13,500,000 in maximum aggregate offering amount of additional securities registered by this registration statement pursuant to Rule 462(b).

(3) Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered.

(4) $1,092.15 remitted with the filing of this Form S-3. $6,210 previously remitted in connection with the registration statement on Form S-3 (File Number 333-87242) relating to securities remaining unsold in the offering contemplated thereby which is offset against the currently due filing fee pursuant to Rule 457(p) under the Securities Act of 1933.

(5) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE

THIS REGISTRATION STATEMENT IS BEING FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-3 (FILE NUMBER 333-87242) FILED BY THE REGISTRANT WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2002, AS AMENDED BY AMENDMENT NO. 1 THERETO FILED WITH THE COMMISSION ON MAY 17, 2002, TOGETHER WITH ALL EXHBIITS THERETO, ARE INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT.

                                    EXHIBITS

In addition to the exhibits incorporated by reference from the registration statement on Form S-3 (File No. 333-87242), as amended, the following exhibits are part of this registration statement and are filed herewith.


    Exhibit No.                    Description
    -----------                    -----------
      5.6                Opinion of Sonnenschein Nath & Rosenthal LLP
      8.3                Tax Opinion of Sonnenschein Nath & Rosenthal LLP
      23.15              Consent of Ernst & Young LLP
      23.16              Consent of KPMG LLP
      23.17 Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibits 5.6 and 8.3)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri on September 17, 2003.

                        ENTERTAINMENT PROPERTIES TRUST




                        By:  /s/ David M. Brain
                             ----------------------------
                             David M. Brain
                             President and Chief Executive Officer

Know all people by these presents, that each person whose signature appears below constitutes and appoints David M. Brain and Fred L. Kennon, and each of them (with full power to each of them to act alone) his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                              Signature                                         Title                          Date
                              ---------                                         -----                          ----

     /s/  Robert J. Druten                                         Chairman                             September 17, 2003
     ----------------------------------------------------
           Robert J. Druten
                                                                   President, Chief Executive
     /s/  David M. Brain                                           Officer and Trustee                  September 17, 2003
        -------------------------------------------------
           David M. Brain

     /s/  James A. Olson                                           Trustee                              September 17, 2003
        -------------------------------------------------
           James A. Olson

     /s/  Scott H. Ward                                            Trustee                              September 17, 2003
        -------------------------------------------------
           Scott H. Ward

     /s/  Morgan G. Earnest II                                     Trustee                              September 17, 2003
        -------------------------------------------------
           Morgan G. Earnest II
                                                                   Vice President, Treasurer and
     /s/  Fred L. Kennon                                           Chief Financial Officer              September 17, 2003
        -------------------------------------------------
           Fred L. Kennon

                                  EXHIBIT INDEX

     Exhibit No.                   Description
     -----------                   -----------
       5.6                Opinion of Sonnenschein Nath & Rosenthal LLP*
       8.3                Tax Opinion of Sonnenschein Nath & Rosenthal LLP*
       23.15              Consent of Ernst & Young LLP*
       23.16              Consent of KPMG LLP*
       23.17 Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibits 5.6 and 8.3)

*  Filed herewith